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                                                                   Exhibit 10.19

                                                     January 4, 1988

Dr. Gernant E. Maurer
Vice President, Quality Assurance & Technology
Special Metals Corporation
Middle Settlement Road
New Hartford, NY  13413

                    Re:  EMPLOYMENT AGREEMENT

Dear Dr. Maurer:

                  Special Metals Corporation (hereinafter referred to as the "Company") is pleased to offer you employment for an employment period (hereinafter referred to as the "Employment Period") commencing January 1, 1988, in accordance with the following terms:

                  1. You shall serve the Company as Vice President, Quality Assurance and Technology, or in such other executive positions as the Company may direct, performing all duties relating to your position or as shall be assigned to you from time to time by the Company, using your best energies and abilities in the performance of such duties.

                  2. The Employment Period shall continue through the latter of
(a) December 31, 1989 or (b) one (1) year from the date you receive written notice of termination from the Company; or, alternatively, for one hundred and eighty (180) days from the date the Company receives advance written notice of termination from you. The Employment Period shall, however, terminate upon two
(2) months advance written notice from the Company if you, in the Company's judgment, with the Company acting in good faith and upon reasonable grounds, and after-written notice of failure from the Company, fail to adhere to the terms and conditions hereunder or should you engage in conduct which would injure the reputation of the Company or otherwise materially and adversely affect its interest if you were retained as an employee. The Employment Period shall, likewise, terminate upon six (6) months advance written notice if you, in the Company's judgment, with the Company acting in good faith and upon reasonable grounds, are unable, for a period of six (6) months, to effectively perform your duties by reason of illness or incapacity, or should you die. The date of death shall be construed to be the date of written notice of termination. In the event of death, all salary owed to you shall be paid to your widow, or, if none, to your estate.

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Dr. Gernant E. Maurer
Vice President, Quality Assurance and Technology
Page -2-


                  3. During the Employment Period, you shall receive as

compensation for your services a salary, payable at a rate of Seventy Seven Thousand Three Hundred Seventy-Six Dollars ($77,376.00) per annum or such higher amount as the Company, at its sole discretion, may determine. You shall also be entitled to participate in such employee benefit plans, including bonus plans, as the Company may, from time to time, maintain for its salaried employees in job level 34; and shall, in addition, receive the use of a Company car of the Company's choosing and membership in the Yahnundasis Golf Club. Your salary shall be reviewed in accordance with standard Company policy for adjustment during FY88 and in January of 1989 and in each successive January during the Employment Period.

                  4. You shall not, so long as the Company is obligated to pay you a salary, whether as principal or as agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, corporation or other entity, render services to any person, corporation or other entity engaged in any business similar to the business carried on by the Company, except in the course of your employment by the Company or with the prior written consent of the Company.

                  5. You shall abide by the terms of Special Metals standard Employee Agreement pertaining to confidential information and inventions, a copy of which is attached hereto.

                  6. The terms hereof shall be governed by and construed in accordance with the laws of the State of New York.

                  If the foregoing is acceptable to you, please execute the duplicate originals of this letter in the space provided below and return one fully executed original to us.

                                          Very truly yours,
                                          SPECIAL METALS CORPORATION


                                           /s/ Ronald L. Van Meter
                                           ----------------------------------
                                           Ronald L. Van Meter
                                           President & Chief Operating Officer


            Accepted and agreed to this 22nd day of January, 1988.


                                                 /s/ Gernant E. Maurer
                                                 ----------------------------
                                                 Gernant E. Maurer



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                  [Letterhead of Special Metals Corporation]


                                                              March  26,  1992

Dr. Gernant E. Maurer
Special Metals Corporation
4317 Middle Settlement Road
New Hartford, NY  13413-9576

                        Re:  EMPLOYMENT AGREEMENT

Dear Gern:

             Reference is made to your Employment Agreement dated January 4, 1988.

             Special Metals Corporation proposes a revision to your Employment Agreement. The Company is offering to pay you additional gross income of One Thousand Fifty Dollars ($1,050.00) per month in return for surrendering your Company car (and all benefits associated therewith) and your Company paid Yahnundasis Golf Club membership.

             The revision to your Employment Agreement shall be effective as of May 1, 1992. You shall surrender your Company car by April 30, 1992 unless you and the Company come to terms for the purchase thereof.

             You shall use a personal car for Company business when automobile transportation is called for and it is reasonable to expect you to use your personal car. Reimbursement shall be made to you at fifty percent (50%) of the mileage rate typically paid at the time by the Company for reimbursement for use of a personal car for Company business.

             As a One Hundred Dollar ($100.00) Yahnundasis Golf Club Membership Certificate and a Fifteen Hundred Dollar ($1,500.00) Bond Certificate purchased by the Company for you are refundable to you, you agree to reimburse the Company for Sixteen Hundred Dollars ($1,600.00) in accordance with the attached letter dated March 3, 1988.


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Dr. Gernant E. Maurer
March 26, 1992
Page -2-

             If the proposed offer and terms in this letter are acceptable to you, we ask that you execute the duplicate originals in the space provided below, have your signature attested to, and return one fully executed original to us.


                                                Very truly yours,

                                                SPECIAL METALS CORPORATION


                                                 /s/ Donald R. Muzyka
                                                     Donald R. Muzyka
                                                     President


              Accepted and agreed to this 26 day of March, 1992.


Attested to:

/s/ S. L. Miazga                                 /s/ Gernant E. Maurer
------------------------                         ------------------------------
                                                 Gernant E. Maurer


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April 21, 1994

Memo to:   G.E. Maurer

From:      D. R. Muzyka

Subject:   EMPLOYMENT AGREEMENT

                  Reference is made to a letter dated March 26, 1992 which modified your Employment Agreement with respect to a Company car and Club membership.

                  Special Metals is hereby modifying the fourth paragraph of the March, 1992 letter to read as follows:

                  "You shall use a personal car for Company business when automobile transportation is called for and it is reasonable to expect you to use your personal car. Reimbursement shall be made to you at the mileage rate typically paid at the time by the Company for reimbursement for use of a personal car for Company business."

effective May 1, 1994. The words "fifty percent (50%) of" appearing before "the mileage rate" have been deleted.

                                          /s/ D. R. Muzyka
                                          D. R. Muzyka